Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entegris, Inc. of our report dated November 12, 2021, relating to the financial statements of CMC Materials, Inc., which appears in Entegris, Inc.’s Current Report on Form 8-K dated July 6, 2022.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
July 6, 2022